UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT Pursant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2010 CALIFORNIA FIRST NATIONAL BANCORP (Exact Name of Registrant as Specified in its Charter)
CALIFORNIA (State or other Jurisdiction of Incorporation)	000-15641 (Commission File Number)	33-0964185 (IRS Employer Identification No.)

18201 VON KARMAN AVENUE, SUITE 800, IRVINE, CA 92612
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (949) 255-0500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On April 20, 2010, the Company's subsidiary, California First Leasing Corporation received an executed copy of a Loan Agreement dated March 25, 2010 ("Agreement") with Bank of America that replaced the existing loan agreement that was due to expire March 31, 2010. The terms of the Agreement remain unchanged from the prior loan agreement. At this time, there are no borrowings under this Agreement.

Item 2.02. Results of Operations and Financial Condition

       On April 21, 2010, California First National Bancorp ("CFNB"), announced its financial results for the fiscal quarter and nine months ended March 31, 2010 and certain other information. A copy of CFNB's press release announcing these financial results and certain other information is attached as Exhibit 99.1.

        In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure

      On April 21, 2010, the Company issued the press release referred under Item 2.02 providing previously non-public information consisting of forward-looking statements relating to the Company's business and results of operations. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

        (c)    Exhibits.

        10.6    Loan Agreement with Bank of America effective March 25, 2010.

        99.1    Press Release dated April 21, 2010.

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA FIRST NATIONAL BANCORP
S. Leslie Jewett /s/ S. Leslie Jewett Chief Financial Officer
Date: April 21, 2010